Exhibit 10.1

$260,000.00	May __, 2010

NuMobile, Inc.
CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, NuMobile, Inc., a Nevada corporation, (the "Company") promises to pay to St. George Investments, LLC, an Illinois limited liability company (the "Holder," and together with the Company, the "Parties"), the principal sum of $260,000.00 together with all accrued and unpaid interest thereon as set forth below in this Convertible Promissory Note (this "Note").

1.  Principal and Interest. This Note is an original issue discount convertible promissory note in the principal amount of $260,000.00, and the Company acknowledges receipt from the Holder of $250,000.00.

Interest on the unpaid principal balance of this Note ($260,000.00) shall accrue at the rate of 12.00% per annum commencing on the date hereof, and shall be due and payable in a single balloon payment of principal on or before the date that is six (6) months from the date of this Note (the "Maturity Date"). Notwithstanding the provisions of this Section 1, upon the occurrence of an Event of Default (as defined in Section 6 below) this Note shall accrue interest at the rate of 18% per annum from and after the date of the Event of Default, whether before or after judgment. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law.

2. Conversion.

(a)Optional Conversion. At any time prior to payment in full of the entire outstanding principal balance of this Note, plus accrued interest hereunder (collectively, the "Outstanding Amount"), the Holder shall have the right, at the Holder's option, to convert the Outstanding Amount on this Note, in whole or in part (the "Conversion Amount"), into the number of shares of the Company's common stock, no par value per share (the "Common Stock"), as is determined by dividing (i) the sum of (A) the Outstanding Amount, plus (B) an amount equal to 1% of the Outstanding Amount multiplied by the number of whole months elapsed from May 31, 2010 until the date of conversion but in no event less than 10% of the Outstanding Amount by (ii) the Conversion Price at that time. For purposes hereof, the "Conversion Price" means the lesser of (i) 60% of the Closing Bid Price or (ii) $0.025. For purposes hereof, the "Closing Bid Price" on a given day means the average of the closing bid price of the Common Stock on each of the five immediately preceding trading days on NASDAQ or any other principal securities price quotation system or market on which prices of the Company's Common Stock are reported.

(b)  Conversion Mechanics. In order to convert this Note into shares of Common Stock the Holder hereof shall give written notice to the Company at its principal corporate office of the election to convert the same pursuant to this Section and shall state therein the amount of the Outstanding Amount of this Note to be converted, the number of shares of Common Stock to which it is entitled, and the account in which the Common Stock is to be deposited (the "Conversion Notice"). The Company shall immediately, but in no event later than three (3) days after receipt, deliver the number of shares of Common Stock set forth on the

Conversion Notice (the "Conversion Shares") to the account specified by the Holder on the Conversion Notice. Notwithstanding anything herein to the contrary, all such deliveries of Conversion Shares shall be electronic, via DWAC or DTC. In the event the Company fails to deliver the Conversion Shares within three (3) days of receipt of the Conversion Notice, a penalty equal to one and one half percent (1.5%) of the Conversion Amount (defined hereafter) shall be added to the balance of this Note per day. The amount of this Note that the Holder elects to convert on a Conversion Notice is defined as the "Conversion Amount." The conversion shall be deemed to have been made immediately prior to the close of business on the date of the Conversion Notice, and the person or entity entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. In case the Company shall not, at the time of exercise of conversion into Common Stock, have sufficient authorized but unissued Common Stock to honor the conversion of the Note as outlined above, the Company shall give notice to the Holder and then shall have sixty (60) days in which to seek to amend its charter documents so as to provide for adequate Common Stock.

(c)  Issuance of Certificate. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder, upon surrender of this Note to the Company, a certificate or certificates for the number of full shares of equity securities issuable upon such conversion.

(d)No Fractional Shares. Conversion calculations pursuant to Section 2(a) shall be rounded up to the nearest whole share, and no fractional shares shall be issuable by the Company upon conversion of this Note. All shares issuable upon a conversion of this Note (including fractions thereof) shall be aggregated for purposes of determining whether such conversion would result in the issuance of any fractional share.

3.Payment/Costs. All payments of interest and principal shall be in lawful money of the United States of America. Holder shall be entitled to its costs in preparing and issuing this Note. All payments shall be applied first to the Holder's costs in preparing and issuing this Note, then to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal. Payment of principal and interest hereunder shall be made by check delivered to the Holder at the address furnished to the Company for that purpose.

4.  Prepayment by the Company. The Company may, in its sole and absolute discretion, pay without penalty all or any portion of the outstanding balance along with any accrued but unpaid interest on this Note at any time upon ten (10) days prior written notice to the Holder; provided however, that the Holder may elect to convert any amount (up to the Outstanding Amount) as it determines in its sole discretion, pursuant to the terms set forth in Section 2, prior to any such prepayment by giving the Company at least five (5) days written notice prior to the date on which the Company intended to make any such prepayment.

5.Adjustment of Number of Shares. The number and character of shares of Common Stock issuable upon conversion of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) are subject to adjustment upon the occurrence of any of the following events:

(a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.  In the event that the Company shall fix a record date for the determination of holders of securities affected by any stock split, stock dividend, reclassification, recapitalization, or other similar event that will, in the future, affect the number of outstanding shares of the Company's capital stock, then, and in each such case, the Holder, upon conversion of this Note at any time after the Company shall fix the record date for such event, shall receive, in addition to the shares of Common Stock issuable upon conversion of this Note, the right to receive the securities of the Company to which the Holder would have been entitled if the Holder had converted this Note immediately prior to such record date (all subject to further adjustment as provided in this Note).

(b)Adjustment for Dividends and Distributions. In the event that the Company shall make or issue, or shall fix a record date for the determination of eligible holders of securities entitled to receive, a dividend or other distribution payable with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon conversion of this Note) that is payable in (a) securities of the Company other than capital stock or (b) any other assets, then, and in each such case, the Holder, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable upon such conversion prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

(c)  Adjustment for Reorganization, Consolidation, Merger. In the event of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable upon the conversion of this Note) after the date of this Note, or in the event, after such date, the Company (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder, upon the conversion of this Note (as provided in Section 2) at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if the Holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Section 5, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation's obligations under this Note. In each such case, the terms of this Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation, merger or conveyance.

(d)  Conversion of Stock. In the event that all of the authorized Common Stock of the Company is converted, pursuant to the Company's Articles of Incorporation, into other capital stock or securities or property, or the Common Stock otherwise ceases to exist, then the Holder, upon conversion of this Note at any time after the date on which the Common Stock is so converted or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such conversion immediately prior to the Termination Date (the "Former Number of Shares of Common Stock"), the stock and other securities and property to which the Holder would have been entitled to receive upon the Termination Date if the Holder had converted this Note with respect to the Former Number of Shares of Common Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

(e) No Change Necessary. The form of this Note need not be changed because of any adjustment in the number of shares of Common Stock issuable upon its conversion.

6.   Default. If any of the events specified below shall occur (each, an "Event of Default"), the Holder of this Note may, so long a such condition exists, declare the entire principal amount and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

(a)  Failure to Pay. The Company's failure to make any payment due and payable under the terms of this Note, and such payment shall not have been made within ten (10) days of Company's receipt of the Holder's written notice to Company of such failure to pay.

(b)  Breaches of Covenants. The Company or its subsidiaries, if any, shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the Exchange Agreement.

(c)  Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Holder in writing in connection with this Note, the Exchange Agreement or any of the other documents related hereto or thereto, or as an inducement to the Holder to enter into this Note, the Exchange Agreement, or the other documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished or becomes untrue thereafter.

(d)  Failure to Pay Debts; Voluntary Bankruptcy. If the Company fails to pay its debts generally as they become due, or if the Company files any petition, proceeding, case or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, rule, regulation, statute or ordinance (collectively, "Laws and Rules"), or any other Law and Rule for the relief of, or related to, debtors.

(e)  Involuntary Bankruptcy. If any involuntary petition is filed under any bankruptcy or similar Law or Rule against the Company, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of the Company or any guarantor.

(f)  Governmental Action. If any governmental or regulatory authority takes or institutes any action that will materially affect the Company's financial condition, operations or ability to pay or perform the Company's obligations under this Note.

7.   No Rights or Liabilities as Shareholder This Note does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder of the Company for any purpose.

8.  Guaranty; Collateral. The Company's obligations under this Note are guarantied by NewMarket Technology, Inc., a Nevada corporation ("NewMarket"), pursuant to a separate guaranty executed by NewMarket for the benefit of the Holder. This Note is further secured by a Debt Settlement Agreement (the "Debt Settlement Agreement") of even date herewith in favor of the Holder made with respect to an equity interest in NewMarket, as more specifically set forth in the Debt Settlement Agreement, all the terms and conditions of which are hereby incorporated and made a part of this Note.

9.Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of Illinois as applied to contracts entered into by Illinois residents within the State of Illinois which contracts are to be performed entirely within the State of Illinois.

10.  Binding Effect. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that the Company shall not assign its rights hereunder in whole or in part without the express written consent of the Holder, which consent shall not be unreasonably withheld, conditioned, or delayed.

11.  Attorneys' Fees. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Holder shall be entitled to recover reasonable attorneys' fees directly related to such enforcement or collection actions.

12.Amendments and Waivers. No provision of this Note may be amended or waived except with the written consent of the Company and the Holder.

13.  Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given under this Note shall be in writing, shall be delivered by hand or overnight courier service, by certified mail, postage prepaid, or by facsimile, and will be deemed given upon delivery, if delivered personally, one business day after deposit with a national courier service for overnight delivery, or one business day after transmission by facsimile with confirmation of receipt, and three days after deposit in the mails, if mailed, to the following addresses:

Company:	NuMobile, Inc. 2520 South Third Street, Suite 206 Louisville, Kentucky 40208 Attention: James D. Tilton, Jr.

Holder:	St. George Investments, LLC 303 East Wacker Drive, Suite 311 Chicago, Illinois 60601 Attention: John Fife

14.Final Note. This Note contains the complete understanding and agreement of the Company and the Holder and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the Company has executed this Note as of the date set forth above.

NUMOBILE, INC.

By: /s/ Jim D. Tilton, Jr.
Name: Jim D. Tilton, Jr.
Title: Pres/CEO